Exhibit 99.1

GlobalSCAPE, Inc. Reports Fiscal Second Quarter 2020 Financial Results

SAN ANTONIO — July 30, 2020 — GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced unaudited financial results for its fiscal second quarter ended June 30, 2020.

Revenue for the second quarter of 2020 was $10.0 million, a 2% decrease when compared with revenue of $10.3 million for the second quarter of 2019. Gross margin was $8.4 million, or 84% of total revenue, compared to $8.7 million, or 85% of total revenue in the same quarter a year ago.

Operating expenses for the second quarter of 2020 increased 4% to $4.3 million, compared to $4.2 million in the same period a year ago.

Net income for the second quarter of 2020 decreased 4% to $3.5 million compared to $3.6 million in the same quarter a year ago. Fully diluted earnings per share were $0.18 for the second quarter of 2020 compared to $0.20 for the second quarter of 2019. These amounts are inclusive of a tax benefit resulting from the dissolution of a wholly-owned subsidiary during the quarter.

Adjusted EBITDA for the second quarter of 2020 was $5.0 million compared to $5.6 million for the second quarter of 2019.

The Company had cash and cash equivalents totaling $12.5 million at June 30, 2020. As of June 30, 2020, there were 18,782,318 shares of common stock outstanding.

“In the second quarter, our revenue was impacted by COVID-19 as organizations continued to deal with the uncertainty related to the pandemic,” said Robert Alpert, Chairman of GlobalSCAPE’s Board of Directors and CEO. “Despite the headwinds, our teams performed well as they continue to provide world-class sales and support from remote locations.”

On July 20, 2020, GlobalSCAPE and and HelpSystems, LLC jointly announced they had signed a definitive merger agreement under which HelpSystems will acquire all outstanding shares of GlobalSCAPE for $9.50 per share in cash. The transaction is structured as a tender offer followed by a merger (the “Transaction”). HelpSystems, LLC intends to fund the transaction with cash on hand and new debt.

Additional Information:

The tender offer referenced in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. When the tender offer is commenced, HelpSystems, LLC will file with the Securities and Exchange Commission (“SEC”) a Tender Offer Statement on Schedule TO and GlobalSCAPE will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. GlobalSCAPE’s stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation / Recommendation Statement because they will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation / Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. In addition, copies of these materials and other tender offer documents will be made available for free by the information agent for the tender offer.

About Globalscape

GlobalSCAPE, Inc. (NYSE American: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between applications, people and places, in and out of the cloud. GlobalSCAPE provides cloud services that automate your work, secure your data, and integrate your applications – while giving visibility to those who need it. GlobalSCAPE makes business flow brilliantly. Visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause the actual results of the operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the failure of the Transaction to close; overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; legal, regulatory, political and economic risks in international markets and global public health crises that reduce economic activity (including the recent coronavirus COVID-19 outbreak); the results of our reduction in force; the discovery of additional information relevant to the internal investigation; the possibility that additional errors relevant to the recently completed restatement may be identified; pending litigation and other proceedings and the possibility of further legal proceedings adverse to the Company resulting from the restatement or related matters; the costs associated with the restatement and the investigation, pending litigation and other proceedings and possible future legal proceedings; and our decreased “public float” (the number of shares owned by non-affiliate stockholders and available for trading in the securities markets) as a result of share repurchases. More information on potential risks and other factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof.

Use of Non-GAAP Measures

The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, and Share-Based Compensation Expense) to provide a view of income and expenses that is supplemental and secondary to the primary assessment of net income (loss) as presented in the condensed consolidated statement of operations and comprehensive income.

Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income (loss) presented on our condensed consolidated statement of operations and comprehensive income. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is provided at the end of this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Income	$3,501	$3,633	$5,870	$6,053
Add (subtract) items to determine Adjusted EBITDA:
Income tax expense	(31)	926	430	1,673
Interest (income) expense, net	628	(30)	1,402	(54)
Depreciation and amortization	476	506	917	916
Stock-based compensation expense	412	574	909	1,449

Adjusted EBITDA	$4,986	$5,609	$9,528	$10,037

GlobalSCAPE Investor Relations Contact:
ir@GlobalSCAPE.com

GlobalSCAPE Public Relations Contact:
Zintel Public Relations
Matthew Zintel
matthew.zintel@zintelpr.com